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                                                                Exhibit 24(j)(1)


                          INDEPENDENT AUDITORS' CONSENT

The Board of Trustees of
   The Kent Funds:

We consent to use of our report dated February 20, 1998 for The Kent Funds as incorporated by reference herein and to the reference to our firm under the heading "Custodian, Auditors and Counsel" in the Statement of Additional Information included herein.



/s/ KPMG LLP




Columbus, Ohio
January 14, 1999